Exhibit 99.1

For further information:

Robert Sigler

Vice President and Chief Financial Officer

586.920.0100

Universal Truckload Services, Inc. Reports Revenue and Net Income for the Thirteen and Thirty-nine Weeks Ended September 27, 2008

Warren, MI – October 23, 2008 — Universal Truckload Services, Inc. (NASDAQ: UACL) today announced financial results for the thirteen and thirty-nine weeks ended September 27, 2008.

For the thirteen weeks ended September 27, 2008, operating revenues increased 24.0%, or $41.2 million, to $213.0 million from $171.8 million for the thirteen weeks ended September 29, 2007. Included in operating revenues are fuel surcharges of $32.2 million and $16.0 million for the third quarters of 2008 and 2007, respectively. Net income increased 5.4%, or $0.3 million, to $5.4 million, or $0.34 per diluted share for the third quarter of 2008, from $5.1 million, or $0.32 per share, for the third quarter of 2007.

Universal’s truckload revenue in the third quarter of 2008 increased by 20.2% to $122.1 million from $101.6 million in the corresponding period of 2007. Included in truckload revenue in the third quarter of 2008 is $9.7 million from our acquisitions completed since the fourth quarter of 2007. Brokerage revenue in the third quarter of 2008 increased by 40.7% to $60.2 million from $42.8 million in the corresponding period of 2007. Included in brokerage revenue in the third quarter of 2008 is $1.4 million from our acquisitions completed since the fourth quarter of 2007. Intermodal revenue in the third quarter of 2008 increased by 12.2% to $30.8 million from $27.4 million in the corresponding period of 2007. Included in Intermodal revenue in the third quarter of 2008 is $2.9 million from our acquisitions completed in the first half of 2008.

For the thirty-nine weeks ended September 27, 2008, operating revenues increased 14.5%, or $73.7 million, to $582.5 million from $508.8 million for the thirty-nine weeks ended September 29, 2007. Included in operating revenues are fuel surcharges of $81.1 million and $47.6 million for the first three quarters of 2008 and 2007, respectively. Net income decreased 6.0%, or $0.8 million, to $12.3 million, or $0.76 per share through the third quarter of 2008, from $13.0 million, or $0.81 per share through the third quarter of 2007. Included in net income for the thirty-nine weeks ended September 27, 2008 were $1.7 million, or $0.10 per share, of after-tax charges for other-than-temporary impairments of marketable equity securities classified as available for sale.

Universal’s truckload revenue in the first three quarters of 2008 increased by 12.6% to $340.3 million from $302.1 million in the corresponding period of 2007. Included in truckload revenue in the first three quarters of 2008 is $19.8 million from our acquisitions completed since the fourth quarter of 2007. Brokerage revenue in the first three quarters of 2008 increased by 21.5% to $154.1 million from $126.9 million in the corresponding period of 2007. Included in brokerage revenue in the first three quarters of 2008 is $2.8 million from our acquisitions completed since the fourth quarter of 2007. Intermodal revenue in the first three quarters of 2008 increased by 10.3% to $88.1 million from $79.9 million in the corresponding period of 2007. Included in Intermodal revenue in the first three quarters of 2008 is $6.6 million from our acquisitions completed in the first half of 2008.

“In light of the turmoil in the financial markets, we are very pleased with our 3rd quarter operating results,” stated Universal’s President and CEO Don Cochran. “With uncertainty comes opportunity and we continue to look for growth opportunities in this uncertain market.”

Universal Truckload Services, Inc. is primarily a non-asset based provider of transportation services to shippers throughout the United States and in the Canadian provinces of Ontario and Quebec. The Company’s trucking services include both flatbed and dry van operations and the Company provides rail-truck and steamship-truck intermodal support services. The Company also offers truck brokerage services.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

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UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
Operating revenues:
Truckload	$122,053	$101,578	$340,288	$302,095
Brokerage	60,190	42,783	154,113	126,851
Intermodal	30,751	27,415	88,148	79,885

Total operating revenues	212,994	171,776	582,549	508,831

Operating expenses:
Purchased transportation	168,219	130,886	455,596	388,659
Commissions expense	12,637	11,353	35,380	33,428
Other operating expense, net	2,129	2,248	7,006	7,611
Selling, general, and administrative	13,223	11,881	38,755	36,355
Insurance and claims	5,453	5,146	16,916	15,942
Depreciation and amortization	2,531	2,027	7,122	5,965

Total operating expenses	204,192	163,541	560,775	487,960

Income from operations	8,802	8,235	21,774	20,871
Non operating income (expense)	2	101	(1,779)	291
Interest income, net	47	90	66	231

Income before provision for income taxes	8,851	8,426	20,061	21,393
Provision for income taxes	3,445	3,295	7,808	8,361

Net income	$5,406	$5,131	$12,253	$13,032

Earnings per common share:
Basic	$0.34	$0.32	$0.76	$0.81
Diluted	$0.34	$0.32	$0.76	$0.81
Average common shares outstanding:
Basic	16,088	16,118	16,088	16,118
Diluted	16,106	16,118	16,088	16,118

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 27, 2008	December 31, 2007
Assets
Cash and cash equivalents	$5,768	$5,416
Marketable securities	13,074	17,961
Accounts receivable – net	103,493	86,626
Other current assets	10,663	8,248

Total current assets	132,998	118,251
Property and equipment – net	58,784	57,149
Other long-term assets – net	32,684	31,788

Total assets	$224,466	$207,188

Liabilities and shareholders’ equity
Total current liabilities	$52,940	$48,443
Total long-term liabilities	7,625	7,303

Total liabilities	60,565	55,746
Total shareholders’ equity	163,901	151,442

Total liabilities and shareholders’ equity	$224,466	$207,188

UNIVERSAL TRUCKLOAD SERVICES, INC.

Summary of Operating Data

(Unaudited)

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
	September 27, 2008	September 29, 2007	September 27, 2008	September 29, 2007
Average number of tractors provided by owner-operators
Truckload	2,884	2,907	2,797	2,959
Intermodal	792	841	832	845

Total	3,676	3,748	3,629	3,804

Truckload Revenues:
Average operating revenues per loaded mile (1)	$3.01	$2.51	$2.85	$2.43
Average operating revenues per loaded mile, excluding fuel surcharges (1)	$2.38	$2.20	$2.31	$2.13
Average operating revenues per load (1)	$1,192	$957	$1,071	$954
Average operating revenues per load, excluding fuel surcharges (1)	$942	$840	$868	$834
Average length of haul (1)(2)	396	382	375	392
Number of loads (1)	102,396	106,149	317,811	316,743

Brokerage Revenues:
Average operating revenues per loaded mile (1)	$2.81	$2.09	$2.48	$2.03
Average operating revenues per load (1)	$1,621	$1,341	$1,458	$1,284
Average length of haul (1)(2)	578	642	587	634
Number of loads (1)	33,287	27,502	93,449	81,513

Intermodal Revenues:
Drayage (in thousands)	$27,881	$25,200	$80,506	$73,257
Depot (in thousands)	$2,870	$2,215	$7,642	$6,628

Total (in thousands)	$30,751	$27,415	$88,148	$79,885

Average operating revenues per loaded mile	$4.38	$4.69	$4.65	$4.54
Average operating revenues per loaded mile, excluding fuel surcharges	$3.35	$4.02	$3.70	$3.93
Average operating revenues per load	$357	$290	$339	$284
Average operating revenues per load, excluding fuel surcharges	$273	$249	$269	$246
Number of loads	78,018	86,824	237,658	257,685

(1)	Excludes operating data from CrossRoad Carriers, Inc. in order to improve the relevance of the statistical data related to our truckload and brokerage services and improve the comparability to our peer companies.
(2)	Average length of haul is computed using loaded miles.